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                                                                    EXHIBIT 6(B)

                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.

FUND                                                  FUND EFFECTIVE DATE

Schwab 1000 Fund                                      April 2, 1991

Schwab Short/Intermediate Government                  November 4, 1991
   Bond Fund

Schwab California Long-Term Tax-Free                  February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund                   July 30, 1992

Schwab Short/Intermediate Tax-Free                    March 1, 1993
   Bond Fund

Schwab Long-Term Government                           March 1, 1993
    Bond Fund

Schwab California Short/Intermediate                  March 1, 1993
   Tax-Free Bond Fund


                                             SCHWAB INVESTMENTS



                                             By:  /s/ Elizabeth G. Sawi
                                                  ------------------------------
                                             Name:   Elizabeth G. Sawi
                                             Title:  President



                                             CHARLES SCHWAB & CO., INC.



                                             By:     /s/ William J. Klipp
                                                     ---------------------------
                                             Name:   William J. Klipp
                                             Title:  Senior Vice President -
                                                      SchwabFunds


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